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                                 As filed with the Securities and Exchange Commission on July 9, 2007

                                                                                      Registration No. 333-______

                                           UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                                        Washington, D.C. 20549
                                                        ______________________
                                                    POST-EFFECTIVE AMENDMENT NO. 1

                                                                  TO

                                                               FORM S-8
                                                        REGISTRATION STATEMENT
                                                                 UNDER
                                                      THE SECURITIES ACT OF 1933
                                                        ______________________

                                                              ACAMBIS PLC
                                        (Exact name of registrant as specified in its charter)

                           England and Wales                                                                       N/A
     (State or other jurisdiction of Incorporation or organization)                            (IRS Employer Identification Number)

                                             Peterhouse Technology Park, 100 Fulbourn Road
                                                  Cambridge, CB1 9PT, United Kingdom
                                               (Address of principal executive offices)
                                                 _____________________________________

                                                 The Acambis 2006 Deferred Bonus Plan
                                           The Acambis plc 2006 Unapproved Share Option Plan
                                              The Acambis US Employee Stock Purchase Plan
                                                        1999 Share Option Plan
                                                                  and
                                  Options assumed in connection with the acquisition of Oravax, Inc.
                                                   and originally granted under the
                                                  Oravax, Inc. 1990 Stock Option Plan
                                                      and 1995 Stock Option Plan
                                                       (Full title of the Plans)
                                               _________________________________________
                                                              Ian Garland
                                                        Chief Executive Officer
                                             Peterhouse Technology Park, 100 Fulbourn Road
                                                  Cambridge, CB1 9PT, United Kingdom
                                                          011-44-1223-275-300
                                       (Name, address and telephone number of agent for service)
                                                               Copy to:
                                                       Kristian E. Wiggert, Esq.
                                                        Morrison & Foerster MNP
                                              7th Floor, CityPoint, One Ropemaker Street
                                                   London, EC2Y 9AW, United Kingdom
                                                          011-44-207-920-4000


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ln-90721
                                         EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES

         This post-effective amendment relates to the following Registration Statements filed on Form S-8 (collectively, the
"Registration Statements"):

1        Registration Statement 333-140540, filed February 9, 2007, registering 1,000,000 ordinary shares s for The Acambis 2006
         Deferred Bonus Plan;

2.       Registration Statement 333-137759, filed October 3, 2006, registering 2,000,000 ordinary shares for The Acambis plc 2006
         Unapproved Share Option Plan;

3.       Registration Statement 333-109577, filed October 9, 2003, registering 1,000,000 ordinary shares for The Acambis US Employee
         Stock Purchase Plan;

4.       Registration Statement 333-100028, filed September 24, 2002, registering 4,835,121 ordinary shares for the 1999 Share
         Option Plan; and

5.       Registration Statement 333-100028, filed May 12, 1999, registering 618,797 ordinary shares for the Options assumed in connection with the acquisition of Oravax, Inc. and originally granted under the Oravax, Inc. 1990 Stock Option Plan and
         1995 Stock Option Plan.

     On June 6, 2007, Acambis filed a Form 15F to terminate the registration of its ordinary shares under the Securities Exchange
Act of 1934, as amended.  In accordance with an undertaking made by Acambis in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, Acambis hereby amends the Registration Statements to withdraw from registration the securities registered but unsold under the Registration
Statements.






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ln-90721

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                                                              SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant,  Acambis plc,  certifies that it has reasonable grounds to believe that it meets all of the  requirements for filing on Form S-8 and has duly caused this  Post-Effective
Amendment No. 1 to Form S-8  Registration  Statement  to be signed on its behalf by the  undersigned,  thereunto  duly  authorized, in the City of  Cambridge, England, on July 9, 2007.


                                                     ACAMBIS PLC


                                                     By:             /s/ Ian Garland_______________________________
                                                                     Name:  Ian Garland
                                                                     Title:  Chief Executive Officer



                                                           POWER OF ATTORNEY

     Each person whose signature  appears below  constitutes and appoints Ian Garland and Elizabeth Brown, and each of them, as attorneys-in-fact, each with the power of  substitution,  for him in any and all capacities,  to sign  any  amendments (including  post-effective  amendments) and  supplements to this  Post-Effective
Amendment No. 1 to the Registration  Statement on Form S-8 and to cause the same to be filed, with exhibits thereto and other documents in connection  therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full  power  and  authority  to do and  perform  each and  every  act and  thing requisite  and  necessary to be done in connection  therewith,  as fully to all intents and  purposes as he might or could do in person,  hereby  ratifying  and confirming  the said  attorney-in-fact  or his  substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration
Statement on Form S-8 has been signed by or on behalf of the following persons in the capacities indicated as of July 9, 2007:

Signature                                                             Title                                   Date




         /s/ Ian Garland                                              Chief Executive Officer and Director    July 9, 2007
 Ian Garland



         /s/ Elizabeth Brown                                          Acting Chief Financial Officer, and     July 9, 2007
Elizabeth Brown                                                       Secretary




                                                                      Non-Executive Chairman                  July 6, 2007
         /s/ Dr. Peter Fellner
Dr. Peter Fellner





         /s/ Dr. Michael Watson                                       Executive Vice President and Director   July 9, 2007
Dr. Michael Watson




                                                                      Non-Executive Director                  July 6, 2007
         /s/ Dr. Randal Chase
Dr. Randal Chase





         /s/ Alan Dalby                                               Non-Executive Director                  July 6, 2007
Alan Dalby




                                                                      Non-Executive Director                  July 9, 2007
         /s/ Ross Graham
Ross Graham




                                                                      Non-Executive Director                  July 9, 2007
         /s/ Dr. William Jenkins
Dr. William Jenkins




                                                                      Non-Executive Director                  July 9, 2007
         /s/ John Lambert
John Lambert



                                                              B-2

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